SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 1996

                             Cali Realty Corporation
- --------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


  Maryland                            1-13274                   22-3305147
- --------------------------------------------------------------------------------
(state or other jurisdiction       (Commission                (IRS Employer
     or incorporation)             File Number)           Identification Number)


                 11 Commerce Drive, Cranford , New Jersey 07016
- --------------------------------------------------------------------------------

        Registrant's telephone number, including area code (908) 272-8000


                                       N/A
- --------------------------------------------------------------------------------

          (Former name or former address, if changed since last report)

Item 5, Other Events
During the period January 1, 1996 to July 16, 1996, Cali Realty Corporation (the "Company") (i) prepaid a portion of its mortgage financing, (ii) sold an office building and (iii) acquired one office building and a two office building complex through two individual transactions with separate sellers. None of the above transactions constitute a "significant subsidiary," either individually or in the aggregate.

On March 12, 1996, the Company prepaid with cash made available from one of the Company's credit facilities, $5,492,000 of the Mortgage Financing ("Partial Prepayment") and obtained a release of the mortgage liens on the office building to be sold. On account of prepayment penalties, loan origination fees, legal fees and other costs incurred in the retirement of the debt, an extraordinary loss of $475,000, net of minority interest's share of the loss of $86,000, was recorded in the Company's financial statements for the three months ended March 31, 1996.

On March 20, 1996, the Company sold its office building located at 15 Essex Road in Paramus, New Jersey ("Essex Road") and concurrently acquired a property (more fully described below.) The concurrent transactions qualified as a tax free exchange, as the Company used all of the approximately $10,324,000 in proceeds from the sale of Essex Road to acquire the property. The Company's financial statements for the three months ended March 31, 1996 include a gain of $5,658,000 relating to this transaction.

On March 20, 1996, the Company acquired an office building located at 103 Carnegie Center in Princeton, New Jersey ("Carnegie") concurrent with the sale of Essex Road, as described above. Additionally, on May 2, 1996, the Company acquired a two-building suburban office complex located in Media, Pennsylvania ("Rose Tree"). Both acquisitions are to be collectively referred to as the "Acquisitions". With the Acquisitions, the Company acquired a total of 355,200 square feet of office space for an aggregate purchase price of approximately
$38,493,000. The Company paid the aggregate purchase price in cash, of which $28,169,000 was made available through one of the Company's revolving credit facilities (credit facility borrowings bear interest at the London Inter Bank Offered Rate, referred to as "LIBOR," plus 150 basis points) with the remainder made available from proceeds from the sale of an office building, as described above.

Further information regarding the individual properties acquired is attached on SCHEDULE A.

The Acquisitions were pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties included their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company took into consideration capitalization rates at which it believed other comparable office buildings had recently sold, but determined the price it was willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals were obtained in connection with the acquisition of the properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

Item 7, Financial Statements, Pro Forma Financial Information and Exhibits
As of July 16, 1996 the Company has purchased seven office buildings and three portfolios of office buildings and office/flex space since its formation in 1994; one office building in 1994, three office buildings and three portfolios in 1995, and three office buildings in 1996.

Financial Statements
The statements of revenue and certain expenses included in this report encompass the following:

o Audited statements of revenue and certain expenses for the office building and two office building complex acquired during the period January 1, 1996 to July 16, 1996. The audited financial statements are presented for the year ended December 31, 1995. Unaudited interim financial information is presented for the period from January 1, 1996 to the earlier of the date of acquisition or March 31, 1996.

Pro Forma Financial Information (unaudited)
Unaudited pro forma financial information for the Company is presented as follows:

o        Condensed consolidated balance sheet as of March 31, 1996.

o Condensed consolidated statements of operations for the three months ended March 31, 1996 and the year ended December 31, 1995.

o Estimated twelve-month Pro Forma statement of taxable net operating income and operating funds available.

                                                         SCHEDULE A

                                                 CALI REALTY CORPORATION

                                                                               PERCENT                              INITIAL
                                                             TOTAL            OCCUPIED                              COST TO
               OFFICE                      DATE OF          SQUARE           AT DATE OF           YEAR              COMPANY
              BUILDING                   ACQUISITION         FEET            ACQUISITION        COMPLETED       (in thousands)
              --------                   -----------         ----            -----------        ---------       --------------
         103 Carnegie Center               3/20/96          95,200              91.5%             1984              $10,383
             Princeton,
           Mercer County,
             New Jersey
- ------------------------------------------------------------------------------------------------------------------------------
     Rose Tree Corporate Center            5/2/96                               97.0%                               $28,110
     1400 North Providence Rd.,
               Media,
          Delaware County,
             Pennsylvania

             Building I                                     100,000                               1986
             Building II                                    160,000                               1990
- ------------------------------------------------------------------------------------------------------------------------------
                TOTAL                                       355,200                                                 $38,493
==============================================================================================================================

              OFFICE
             BUILDING                            PRINCIPAL TENANTS
             --------                            -----------------
         103 Carnegie Center                Ronin Development (11.0%),
             Princeton,                     Kurt Salmon (8.3%),
           Mercer County,                   Arthur Andersen & Co. (7.7%),
             New Jersey                     Hanover Fairs (6.3%)
- -------------------------------------------------------------------------
      Rose Tree Corporate Center            Crozer Keystone (5.3%),
      1400 North Providence Rd.,            Nationwide Mutual (4.3%),
                Media,                      Erie Indemnity (4.2%),
           Delaware County,                 Nobel Education (4.1%)
              Pennsylvania
              Building I
              Building II
=========================================================================

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CALI REALTY CORPORATION

                                           By: /s/Thomas A. Rizk
                                               ---------------------------------
                                           Thomas A. Rizk
                                           President and Chief Executive Officer


July 16, 1996                              By: /s/Barry Lefkowitz
                                               ---------------------------------
                                           Barry Lefkowitz
                                           Vice President - Finance and
                                           Chief Financial Officer

                            CALI REALTY CORPORATION
                         Index to Financial Statements
- --------------------------------------------------------------------------------


ACQUISITIONS
     Report of Independent Accountants
     Statements of Revenue and Certain Expenses for:
         The year ended December 31, 1995 (audited)
         The period January 1, 1996 through the earlier of the date of acquisition or March 31, 1996 (unaudited)
     Notes to Statements of Revenue and Certain Expenses


CALI REALTY CORPORATION
     Pro Forma (unaudited):
     Condensed Consolidated Balance Sheet as of March 31, 1996
     Condensed Consolidated Statements of Operations for the Three
         Months Ended March 31, 1996 and for the Year Ended
         December 31, 1995
     Estimated Twelve Month Pro Forma Statement of Taxable Net
         Operating Income and Operating Funds Available

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cali Realty Corporation

We have audited the accompanying Statements of Revenue and Certain Expenses for the properties known as The Rose Tree Corporate Center I & II - Media, PA ("Rose Tree") and 103 Carnegie Center - Princeton, NJ ("Carnegie") (collectively referred to as the "Acquisitions") for the year ended December 31, 1995. The financial statements are the responsibility of the Acquisitions' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements of revenue and certain expenses were prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and are not intended to be a complete presentation of Rose Tree's and Carnegie's revenues and expenses.

In our opinion the financial statements referred to above present fairly, in all material respects, the revenue and certain expenses for Rose Tree and Carnegie, on the basis described in Note 2, for the year ended December 31, 1995, in conformity with generally accepted accounting principles ("GAAP").



                                   /s/ SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.
                                   ---------------------------------------------
                                      SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.
                                            Certified Public Accountants


West Orange, New Jersey
May 2, 1996

                            CALI REALTY CORPORATION
                                  Acquisitions
                   Statements of Revenue and Certain Expenses
                      For the Year Ended December 31, 1995
- --------------------------------------------------------------------------------

                                                       Rose Tree       Carnegie
                                                       ---------       --------
Revenue

Base rents .....................................      $3,881,714      $1,535,711
Escalations and recoveries from tenants ........         366,717         159,119
                                                      ----------      ----------
                                                       4,248,431       1,694,830
                                                      ----------      ----------
Certain expenses

Real estate taxes ..............................         454,797         247,569
Utilities ......................................         548,852         246,035
Operating services .............................         450,875         206,596
General and administrative .....................         140,760          45,713
                                                      ----------      ----------
                                                       1,595,284         745,913
                                                      ----------      ----------

Revenue in excess of certain expenses ..........      $2,653,147      $  948,917
                                                      ==========      ==========

The accompanying notes are an integral part of these statements of revenue and certain expenses.

                         CALI REALTY CORPORATION
                               Acquisitions
               Statements of Revenue and Certain Expenses
             For the Period January 1, 1996 to the Earlier of
                      Date of Acquisition or March 31, 1996
- --------------------------------------------------------------------------------
                                  (unaudited)

                                                    Rose Tree       Carnegie
                                                  Period Ending   Period Ending
                                                  March 31, 1996  March 19, 1996
                                                  --------------  --------------
Revenue

Base rents .....................................   $  994,913       $  344,219
Escalations and recoveries from tenants ........       93,370           31,514
                                                   ----------       ----------
                                                    1,088,283          375,733
                                                   ----------       ----------

Certain expenses

Real estate taxes ..............................      122,530           53,906
Utilities ......................................      133,418           56,346
Operating services .............................      144,222           57,811
General and administrative .....................       32,377           10,521
                                                   ----------       ----------
                                                      432,547          178,584
                                                   ----------       ----------

Revenue in excess of certain expenses ..........   $  655,736       $  197,149
                                                   ==========       ==========

The accompanying notes are an integral part of these statements of revenue and certain expenses.

                            CALI REALTY CORPORATION
                                  Acquisitions
              Notes to Statements of Revenue and Certain Expenses
- --------------------------------------------------------------------------------

1.   ORGANIZATION AND OPERATIONS OF PROPERTIES

     For the purpose of the accompanying statements of revenue and certain expenses, the Acquisitions are the office building and the two office building complex acquired by Cali Realty Corporation ("the Company") during the period from January 1, 1996 to May 2, 1996.

     A summary of the Acquisitions are as follows:

                                                                Date Acquired by
      Acquisition                     Location                     the Company
      -----------                     --------                  ----------------
      Carnegie                        Princeton, New Jersey       March 20, 1996
      Rose Tree                       Media, Pennsylvania         May 2, 1996

     The unaudited statements of revenue and certain expenses for the 1996 periods presented include the operating results of each of the Acquisitions from January 1, 1996 to the earlier of the date of acquisition or March 31, 1996.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The accompanying statements of revenue and certain expenses have been prepared on the accrual basis of accounting.

     The accompanying financial statements are not representative of the actual operations for the periods presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Acquisitions have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Acquisitions. Excluded expenses consist of interest, depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Acquisitions. Included in escalations and recoveries from tenants for Rose Tree for the year ended December 31, 1995 is $37,686 of a lease cancellation fee.

     Use of Estimates

     The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Revenue Recognition

     Base rents are recognized on a straight-line basis over the term of the lease. Certain lease agreements contain provisions which provide for reimbursements by tenants of real estate taxes, insurance, utility and other operating costs, generally over established base year amounts, as defined in the tenant lease.

3.   LEASES

     Leases for the Acquisitions have various lease terms up to ten years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease.

     Future minimum rents to be received over the next five years and thereafter from tenants as of December 31, 1995 are as follows:

                               Rose Tree              Carnegie
                               ---------              --------
           1996             $ 3,665,919             $ 1,360,185
           1997               3,243,896               1,080,479
           1998               2,574,592                 950,509
           1999               2,194,742                 640,659
           2000               1,297,180                 108,336
           THEREAFTER         1,482,271                 135,420
                            -----------             -----------
                            $14,458,600             $ 4,275,588
                            ===========             ===========

4.   GENERAL AND ADMINISTRATIVE EXPENSES

   The Acquisitions incurred management fees as follows:

                                                               For the Period
                                                              January 1, 1996
                                                              to the Earlier of
                                     For the Year            Date of Acquisition
                                       Ended                  or March 31, 1996
                                   December 31, 1995            (unaudited)
                                   -----------------            -----------
Carnegie (3.0 percent of Revenue)       $ 44,106                $ 10,475
Rose Tree (2.5 percent of Revenue)      $104,773                $ 28,361

5.   OPERATING EXPENSES

     Carnegie is subject to association fees for its proportionate share of common area maintenance expenses consisting mainly of grounds and road maintenance of the corporate park in which it is located. Included in operating expenses are $18,555 and $4,027 of such fees for 1995 and for the period January 1, 1996 to March 19, 1996, respectively.

6.   INTERIM STATEMENTS

     The interim financial data for the periods from January 1, 1996 to the earlier of the date of acquisition or March 31, 1996 is unaudited; however, in the opinion of the Acquisitions' management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                            CALI REALTY CORPORATION
           Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                      As of March 31, 1996 (in thousands)
- --------------------------------------------------------------------------------
The following unaudited Pro Forma condensed consolidated balance sheet is presented as if the acquisition by the Company of Rose Tree had occurred on March 31, 1996. This unaudited Pro Forma condensed consolidated balance sheet should be read in conjunction with the Pro Forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Forms 10-K and 10-Q for the year ended December 31, 1995 and the quarter ended March 31, 1996, respectively.

The Pro Forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned acquisition actually occurred on March 31, 1996, nor does it purport to represent the future financial position of the Company.

                                                                                                      Pro Forma
                                                                                                     Adjustments
                                                                                  Company                for                 Company
                                                                                 Historical          Rose Tree(a)          Pro Forma
                                                                                 ----------         -------------          ---------
Assets
Rental property, net ................................................             $333,921             $ 28,110             $362,031
Cash and cash equivalents ...........................................                1,494                 --                  1,494
Unbilled rents available ............................................               18,795                 --                 18,795
Restricted cash .....................................................                4,453                 --                  4,453
Other assets ........................................................               13,068                 --                 13,068
                                                                                  --------             --------             --------
Total assets ........................................................             $371,731             $ 28,110             $399,841
                                                                                  ========             ========             ========
Liabilities and Stockholders' Equity
Mortgages and loans payable .........................................             $137,741             $ 28,110             $165,851
Dividends and distributions payable .................................                7,608                 --                  7,608
Accounts payable and accrued expenses ...............................                3,509                 --                  3,509
Accrued interest payable ............................................                  484                 --                    484
Rents received in advance
 and security deposits ..............................................                4,775                 --                  4,775
                                                                                  --------             --------             --------
Total liabilities ...................................................              154,117               28,110              182,227
                                                                                  --------             --------             --------
Minority interest of unitholders
  in Operating Partnership ..........................................               27,683                 --                 27,683
                                                                                  --------             --------             --------
Stockholders' equity
  Common stock, $.01 per value ......................................                  152                 --                    152
  Additional paid in capital ........................................              186,741                 --                186,741
  Retained earnings .................................................                3,038                 --                  3,038
                                                                                  --------             --------             --------
Total stockholders' equity ..........................................              189,931                 --                189,931
                                                                                  --------             --------             --------
Total liabilities and stockholders' equity ..........................             $371,731             $ 28,110             $399,841
                                                                                  ========             ========             ========

(a) Represents the acquisition of Rose Tree on May 2, 1996 for $28,110. The purchase price, paid in cash, was made available from the Company's revolving credit facility with Prudential Realty Funding Corporation. Credit facility borrowings bear interest at London Inter Bank Offered Rate plus 150 basis points.

                            CALI REALTY CORPORATION
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                   For the Three Months Ended March 31, 1996
                      And the Year Ended December 31, 1995
- --------------------------------------------------------------------------------
The unaudited Pro Forma condensed consolidated statement of operations for the three months ended March 31, 1996 is presented as if the Partial Prepayment by the Company, the disposition by the Company of Essex Road, and the purchase of the Acquisitions had occurred on January 1, 1996. The unaudited Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 is presented as if each of the following transactions had occurred on January 1, 1995: (i) the acquisition by the Company of the properties purchased during 1995 and the completion of its second common stock offering; (ii) the purchase by the Company on March 8, 1995 of 100,000 shares of its common stock for constructive retirement; (iii) the Partial Prepayment by the Company of the Mortgage Financing; (iv) the disposition by the Company of Essex Road, and (v) the purchase by the Company of the Acquisitions.

Such Pro Forma information is based upon the historical unaudited consolidated results of operations of the Company for the three months ended March 31, 1996 and the historical consolidated results of operations of the Company for the year ended December 31, 1995, after giving effect to the transactions described above. The Pro Forma condensed consolidated statements of operations should be read in conjunction with the Pro Forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Forms 10-K and 10-Q for the year ended December 31, 1995 and the quarter ended March 31, 1996, respectively.

The unaudited Pro Forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                                      CALI REALTY CORPORATION
                        Pro Forma Condensed Consolidated Statement of Operations
                               For the Three Months Ended March 31, 1996
                                (in thousands, except per share amounts)
- --------------------------------------------------------------------------------
                                          (unaudited)

                                                                                     Company            Pro Forma            Company
Revenue                                                                             Historical        Adjustments(a)       Pro Forma
- -------                                                                             ----------        --------------       ---------
Base rents ...............................................................            $16,012            $ 1,112             $17,124
Escalations and recoveries ...............................................              3,081                 87               3,168
Parking and other ........................................................                404               --                   404
Interest income ..........................................................                 74               --                    74
                                                                                      -------            -------             -------
     Total revenues ......................................................             19,571              1,199              20,770
                                                                                      -------            -------             -------

Expenses
Real estate taxes ........................................................              1,959                127               2,086
Utilities ................................................................              1,882                133               2,015
Operating services .......................................................              2,803                124               2,927
General and administrative ...............................................                936                 32                 968
Depreciation and amortization ............................................              3,294                120               3,414
Interest expense .........................................................              2,569                484               3,053
                                                                                      -------            -------             -------
     Total expenses ......................................................             13,443              1,020              14,463
                                                                                      -------            -------             -------

Income before gain on sale of rental
   property, minority interest and extraordinary item ....................              6,128                179               6,307
Gain on sale of rental property ..........................................              5,658             (5,658)               --
                                                                                      -------            -------             -------
Income before minority interest and
   extraordinary item ....................................................             11,786             (5,479)              6,307
Minority interest ........................................................              1,812               (842)                970
                                                                                      -------            -------             -------
Income before extraordinary item .........................................            $ 9,974            ($4,637)            $ 5,337
                                                                                      =======            =======             =======

Weighted average common shares outstanding ...............................                                                    15,146
                                                                                                                             =======

Income before extraordinary item per common share ........................                                                   $   .35
                                                                                                                             =======

                            CALI REALTY CORPORATION
       Notes to Pro Forma Condensed Consolidated Statement of Operations
                   For the Three Months Ended March 31, 1996
                                 (in thousands)

(a) Reflects:

     Revenues and expenses of the Acquisitions in 1996 for the period from January 1, 1996 through the earlier of the date of acquisition or March 31, 1996, as follows:

                                                                     Real
                                      Base        Escalations/      Estate                      Operating
Property         Date                Rents(1)      Recoveries       Taxes        Utilities       Services
- --------         ----                --------      ----------       -----        ---------      --------
Carnegie       March 20, 1996         $  386       $   31          $   54        $   56         $   58
Rose Tree      May 2, 1996               989           93             123           133            144
                                      ------       ------          ------        ------         ------
                                      $1,375       $  124          $  177        $  189         $  202
                                      ------       ------          ------        ------         ------

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
              For the Three Months Ended March 31, 1996 (Continued)
                                 (in thousands)

                General and     Depreciation/                       Gain on
Property      Administrative   Amortization(2)     Interest(3)       Sale
- --------      --------------   ---------------     -----------       ----
Carnegie         $ 11               $ 49               --             --
Rose Tree          32                158              $484            --
                 ----               ----              ----           ----
                 $ 43               $207              $484            --
                 ----               ----              ----           ----

     Revenues and expenses of the property disposed of in 1996 for the period from January 1, 1996 through March 20, 1996, as follows:

                                                                     Real
                                      Base        Escalations/      Estate                     Operating
Property         Date                 Rents        Recoveries       Taxes        Utilities      Services
- --------         ----                --------      ----------       -----        ---------      --------
Essex Road     March 20, 1996         ($263)       ($ 37)          ($ 50)        ($ 56)         ($ 78)
                                      -----        -----           -----         -----          -----

                General and     Depreciation/                         Gain on
Property      Administrative    Amortization         Interest          Sale
- --------      --------------    -------------        --------         -------
Essex Road       ($11)              ($81)             ($43)           ($5,658)
                 ----               ----              ----            -------

     Revenues and expenses related to the Partial Prepayment in 1996 for the period from January 1, 1996 through March 12, 1996, as follows:

                                                                         Real
                                          Base          Escalations/     Estate                    Operating
                          Date            Rents         Recoveries       Taxes        Utilities    Services
                          ----            -----         ----------       -----        ---------    --------
Partial Prepayment      March 12, 1996     --               --             --            --           --

                                         ------           ----           ----          -----        -----
Total Pro Forma
adjustments                              $1,112           $ 87           $127          $ 133        $ 124
                                         ======           ====           ====          =====        =====

                        General and       Depreciation/                 Gain on
                      Administrative      Amortization    Interest(3)     Sale
                      --------------      ------------    -----------   -------
Partial Prepayment         ---               ($ 6)            43          ---
                           ---               ----           ----       -------
Total Pro Forma
adjustments                $32               $120           $484       $(5,658)
                           ===               ====           ====       ========

(1) Pro Forma base rents are presented on a straight line basis calculated from January 1, 1996 forward.
(2) Depreciation is based on purchase price depreciated on the straight-line method over a 40 year life.
(3) Interest is calculated at LIBOR plus 150 basis points. Had the interest rate been one-eighth of one percent different, interest would have changed by $9 for Rose Tree and $1 for the Partial Prepayment. Interest for the Partial Prepayment is recorded net of a reduction in interest of $172, reflecting the effect of the Partial Prepayment not recorded in Essex Road above.

                                       CALI REALTY CORPORATION
                        Pro Forma Condensed Consolidated Statement of Operations
                                   For the Year Ended December 31, 1995
                                 (in thousands, except per share amounts)

                                                                                Pro Forma                    Pro Forma
                                                                               Adjustments                  Adjustments
                                                                                 for 1995                     for 1996
                                                                Company          Acquired                     Reported      Company
                                                               Historical     Properties(b)  Subtotal        Events(c)    Pro Forma
                                                               ----------     -------------  --------        ---------    ---------
REVENUE
Base rents .............................................        $50,808        $12,961        $63,769        $ 4,067         $67,836
Escalations and recoveries .............................          9,504          2,684         12,188            304          12,492
Parking and other ......................................          1,702           --            1,702           --             1,702
Interest income ........................................            321           --              321           --               321
                                                                -------        -------        -------        -------         -------
    Total revenues .....................................         62,335         15,645         77,980          4,371          82,351
                                                                -------        -------        -------        -------         -------
EXPENSES
Real estate taxes ......................................          5,856          1,821          7,677            470           8,147
Utilities ..............................................          6,330            939          7,269            580           7,849
Operating services .....................................          8,519          1,354          9,873            331          10,204
General and administrative .............................          3,712            519          4,231            134           4,365
Depreciation and amortization ..........................         12,111          2,201         14,312            465          14,777
Interest expense .......................................          8,661          2,127         10,788          2,222          13,010
                                                                -------        -------        -------        -------         -------
    Total expenses .....................................         45,189          8,961         54,150          4,202          58,352
                                                                -------        -------        -------        -------         -------
    Income before minority interest ....................         17,146          6,684         23,830            169          23,999
    Minority interest ..................................          3,508            208          3,716             26           3,742
                                                                -------        -------        -------        -------         -------
Net income .............................................        $13,638        $ 6,476        $20,114        $   143         $20,257
                                                                =======        =======        =======        =======         =======

Weighted average common shares outstanding                                                                                    15,105
                                                                                                                             =======

Net income per common share                                                                                                    $1.34
                                                                                                                               =====

                                     CALI REALTY CORPORATION
              Notes to Pro Forma Condensed Consolidated Statement of Operations
                             For the Year Ended December 31, 1995
                           (in thousands, except per share amounts)

(b) Reflects revenues and expenses of the properties acquired in 1995 for the period from January 1, 1995 through the date of acquisition, as follows:

                                                                                                   Real
                                                                        Base       Escalations/   Estate                   Operating
Property                                             Date              Rents(1)    Recoveries     Taxes       Utilities     Services
- --------                                             ----              --------    ----------     -----       ---------     --------
1717 Rt. 208 Fairlawn, NJ ...............       March 3, 1995        $   564       $    61       $    48       $    62       $    64
400 Rella Blvd. Montebello, NY ..........       April 11, 1995           874            68           121           132           100
5 Vaughn Dr. Princeton, NJ ..............       July 21, 1995          1,031           100           126            93           127
New Jersey Resources ....................       Nov. 8, 1995           6,004           954           802           506           591
Commcercenter Totowa ....................       Nov. 6, 1995           2,942           786           407            71           295
Horizon Center Business Park ............       Nov. 8, 1995           1,546           715           317            75           177
                                                                     -------       -------       -------       -------       -------
                                                                     $12,961       $ 2,684       $ 1,821       $   939       $ 1,354
                                                                     =======       =======       =======       =======       =======

                                               General and          Depreciation/
Property                                      Administrative       Amortization(2)        Interest(3)
- --------                                      --------------       ---------------        -----------
1717 Rt. 208 Fairlawn, NJ ....................  $   25                $   81                $  259
400 Rella Blvd. Montebello, NY ...............      29                    85                   359
5 Vaughn Dr. Princeton, NJ ...................      40                   137                   476
New Jersey Resources .........................     202                 1,046                   557
Commcercenter Totowa .........................     147                   586                   330
Horizon Center Business Park .................      76                   266                   146
                                                ------                ------                ------
                                                $  519                $2,201                $2,127
                                                ======                ======                ======

(c)  Reflects:
     Revenues and expenses of the Acquisitions in 1996 for the period from January 1, 1995 through December 31, 1995, as follows:

                                                                                      Real
                                                         Base       Escalations/     Estate                       Operating
Property                         Date                  Rents(1)     Recoveries       Taxes        Utilities         Services
- --------                         ----                  --------     ----------       -----        ---------         --------
Carnegie ...................... March 20, 1996         $1,538         $  159         $  248         $  246         $  207
Rose Tree ....................  May 2, 1996             3,990            367            455            549            451
                                                       ------         ------         ------         ------         ------
                                                       $5,528         $  526         $  703         $  795         $  658
                                                       ------         ------         ------         ------         ------

                                General and        Depreciation/
Property                       Administrative     Amortization(2)    Interest(3)
- --------                       --------------     ---------------    -----------
Carnegie ....................     $   46             $  195              --
Rose Tree ...................        141                633             2,193
                                  ------             ------            ------
                                  $  187             $  828            $2,193
                                  ------             ------            ------

     Revenues and expenses of the property disposed of in 1996 for the period from January 1, 1995 through December 31, 1995, as follows:

                                                                                       Real
                                                         Base         Escalations/    Estate                Operating
     Property                         Date               Rents        Recoveries      Taxes    Utilities    Services
     --------                         ----              --------      ----------      -----    ---------    --------
Essex Road ..................    March 20, 1996         ($1,461)       ($222)         ($233)     ($215)      ($327)
                                                        -------        -----          -----      -----       -----

                                General and        Depreciation/
Property                       Administrative      Amortization        Interest
- --------                       --------------     --------------     -----------
Essex Road ..................    ($53)               ($334)            ($228)
                                 ----                -----             -----

     Revenues and expenses related to the Partial Prepayment in 1996 for the period from January 1, 1995 through December 31, 1995, as follows:

Partial Prepayment      March 12, 1996        --          --         --         --         --        --     ($   29)   $   257 (3)
                                           -------    -------    -------    -------    -------    -------    -------   -------
Total Pro Forma
adjustments                                $ 4,067    $   304    $   470    $   580    $   331    $   134    $   465   $ 2,222
                                           =======    =======    =======    =======    =======    =======    =======   =======

(1) Pro Forma base rents are presented on a straight line basis calculated from January 1, 1995 forward.

(2) Depreciation is based on purchase price depreciated using the straight-line method over a 40 year life.

(3) Interest is calculated at LIBOR plus 275 basis points through February 1, 1995, at LIBOR plus 200 basis points through November 1, 1995 and at LIBOR plus 150 points after such date. Had the interest rate been one-eighth of one percent different, interest would have changed by $32 for the properties acquired in 1995, $35 for the Acquisitions in 1996, and $7 for the Partial Prepayment. Interest for the Partial Prepayment is recorded net of reduction in interest of $172, reflecting the effect of the Partial Prepayment not recorded in Essex Road above.

                            CALI REALTY CORPORATION
                 Estimated Twelve Month Pro Forma Statement of
           Taxable Net Operating Income and Operating Funds Available
- --------------------------------------------------------------------------------
                                  (unaudited)

The following unaudited statement is a Pro Forma estimate for a twelve month period of taxable income and funds available from operations of the Company. The Pro Forma statement is based on the Company's historical operating results for the twelve month period ended December 31, 1995 adjusted for historical operations of the properties acquired during 1995 and 1996 (as reported in this report) and certain items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the financial statements of the Company and (ii) the Pro Forma financial statement of the Company.

Estimate of Taxable Net Operating Income (in thousands):
Cali Realty Corporation historical income before minority
  interest, year ended December 31, 1995,
  exclusive of depreciation and amortization (Note 1) ................$ 29,257

Properties acquired during 1995 - historical earnings from operations,
  as adjusted, exclusive of depreciation (Note 2) ....................   8,885
Properties acquired during 1996 - historical earnings from operations,
  as adjusted, exclusive of depreciation (Note 2) ....................   1,518
Property disposed of during 1996-historical earnings from operations
  as adjusted, exclusive of depreciation (Note 2) ....................    (627)
Pro Forma adjustments relating to the Partial Prepayment (Note 3) ....    (228)
Net adjustment for tax basis rental revenue recognition (Note 4) .....  (1,121)
Estimated tax depreciation and amortization (Note 5)
  Properties owned at December 31, 1994 ..............................  (6,746)
  Properties acquired during 1995 ....................................    (915)
  Properties acquired during 1996 ....................................    (859)
                                                                      --------
Pro Forma taxable income before allocation to minority interest and dividends deduction ................................................  29,164
Estimated allocation to minority interest (Note 6) ...................  (5,037)
Estimated dividends deduction (Note 7) ............................... (25,678)
                                                                      --------
                                                                      $ (1,551)
                                                                      ========
Pro Forma taxable net operating income ...............................$    --
                                                                      ========

Estimate of Operating Funds Available (in thousands):
Pro Forma taxable operating income before allocation to minority interests and dividends deduction ....................................$ 29,164
  Add Pro Forma depreciation and amortization ........................   8,520
                                                                      --------
Estimated Pro Forma operating funds available (Note 8) ...............$ 37,684
                                                                      ========

                            CALI REALTY CORPORATION
                 Estimated Twelve Month Pro Forma Statement of
           Taxable Net Operating Income and Operating Funds Available
- --------------------------------------------------------------------------------
                                  (unaudited)

     Note 1 - The historical income before minority interest represents the Company's income before minority interest for the year ended December 31, 1995.

     Note 2 - The historical earnings from operations represents the Pro Forma result of the properties acquired during 1995 and 1996, and the property disposed of in 1996 as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

     Note 3 - Represents the Pro Forma result for the Partial Prepayment as referred to in the Pro Forma condensed consolidated statement of operations for the year ended December 31, 1995 and included elsewhere herein.

     Note 4 - Represents  the net  adjustment to (i) recognize  prepaid rent and
     (ii) reverse the effect of rental revenue recognition on a straight line basis.

     Note 5 - Tax  depreciation  for the Company is based upon the original cost
     or  purchase   price   allocated  to  the   buildings,   depreciated  on  a
     straight-line method over a 39-year life.

     Note 6 - Estimated allocation of taxable income to minority interests is based on a 15.08 percent minority interest in the operating partnership with a special allocation of depreciation on properties included in the Initial Public Offering.

     Note 7 - Estimated dividends deduction is based on 15,104,725 shares outstanding at the dividend rate of $1.70 per share. Shares outstanding, on a Pro Forma basis, are 15,104,725.

     Note 8 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting parts of the Registration Statements on Forms S-3, dated September 1, 1995 and October 1, 1995, and Form S-8 dated August 1, 1995 of Cali Realty Corporation of our report dated May 2, 1996 relating to the Statement of Revenue and Certain Expenses of the Acquired Properties of Cali Realty Corporation.


/s/Schonbraun Safris Sternlieb & Co., L.L.C.
- --------------------------------------------
Schonbraun Safris Sternlieb & Co., L.L.C.
West Orange, New Jersey
July 16, 1996